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                                                                     EXHIBIT 4.4

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


         [NUMBER]                               NOT EXERCISABLE AFTER THE EXPIRATION DATE                           [WARRANTS]

      W
                                                               EOTT ENERGY LLC

THIS CERTIFICATE IS TRANSFERABLE IN                                                                              CUSIP  29412N 11 8
  CANTON, MA, JERSEY CITY, NJ AND
         NEW YORK CITY, NY

THIS CERTIFIES THAT _______________________________________________________ ,
or registered assigns, is the registered owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time after June 30, 2003, and at or prior to 5:00 p.m. (New York time) on the Expiration Date (hereinafter defined) at the principal office of EquiServe, (the "WARRANT AGENT"), or at the Warrant Agent's facility designated for such purpose at EquiServe Trust Company, N.A. c/o EOTT Energy LLC, Corporate Actions, 150 Royal Street, Canton, MA 02021, (781) 575-2726 or its successor as Warrant Agent, ___ fully and non-assessable Common Unit(s) of EOTT Energy LLC, a Delaware limited liability company (the "COMPANY"), at a cash purchase price (the "EXERCISE PRICE") equal to $12.50 per Common Unit.

         Valid exercise shall occur upon presentation and surrender of this Warrant Certificate with the Election to Purchase duly executed and accompanied by payment of the Exercise Price in the manner specified in the Warrant Agreement (hereinafter defined). The number of Warrants evidenced by this Warrant Certificate (and the number of Common Units which may be purchased upon exercise thereof) set forth above, and the Exercise Prices per Common Unit set forth above, are the number and Exercise Prices as of March 1, 2003 (the "EFFECTIVE DATE"), based on the Common Units of the Company as constituted at such date, unless this Warrant Certificate is being issued after the Effective Date pursuant to any provision for such issuance contained in the Warrant Agreement, in which case such figures are based upon the Common Units of the Company as constituted at the time of such issuance.

         As provided in the Warrant Agreement, the Exercise Price, the number of Common Units which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate and the number of Warrants are, upon the happening of certain events, subject to modification and adjustment.

         The "EXPIRATION DATE" is defined in the Warrant Agreement as five years from the Effective Date.

         This Warrant Certificate is subject to all of the terms, provisions and conditions of an agreement ("WARRANT AGREEMENT") between the Company and the Warrant Agent, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned principal office of the Warrant Agent. To the extent of any inconsistency between this Warrant Certificate and the Warrant Agreement, the terms and conditions of the Warrant Agreement shall govern.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent or at its facility designated for such purpose at EquiServe Trust Company, N.A. c/o EOTT Energy LLC, Transfer Operations, 150 Royal Street, Canton, MA 02021, (781) 575-2726 may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of Common Units as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         At the option of the Company, no fractional Common Units will be issued upon the exercise of any Warrant or Warrants evidenced hereby nor will Warrants to purchase fractional Common Units be issued, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         No Holder of this Warrant Certificate shall be entitled to vote or receive distributions or be deemed for any purpose the holder of Common Units or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Holder hereof, as such, any of the rights of a holder of the Common Units of the Company or any right to vote upon any matter submitted to holders of the Common Units at any meeting thereof, or to give or withhold consent to any Company action (whether upon any recapitalization, issuance of Units, reclassification of Units, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive distributions or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:                                                                           EOTT ENERGY LLC

      Attest:         /s/ Walter W. Zimmerman                                    By: /s/ Dana R. Gibbs
                          SECRETARY                                                  PRESIDENT


COUNTERSIGNED:
      EQUISERVE TRUST COMPANY, N.A.
                         WARRANT AGENT


By:
         AUTHORIZED SIGNATURE
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     The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate and to purchase the Common Units issuable upon the exercise of said Warrants, and requests that Certificates for such Common Units be issued and delivered as follows:

ISSUE TO:
            --------------------------------------------------------------------
            (Name)

            --------------------------------------------------------------------
            (Address, Including Zip Code)

            --------------------------------------------------------------------
            (Social Security or Tax ID Number)

DELIVER TO:
            --------------------------------------------------------------------
            (Name)

            at
              ------------------------------------------------------------------
              (Address, Including Zip Code)


     If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

DATED:
      --------------------------------------------------------------------------

Name of Warrant Holder or Assignee:
                                   ---------------------------------------------

Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

     In Full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ by certified check or official bank check or money order payable in United States currency to the order of the Company.

Dated:
      ---------------------------------------------------

Signature:
          -----------------------------------------------
          (Signature must confirm in all respects to name of Holder as specified on the face of the Warrant Certificate.)

PLEASE INSERT SECURITY OR TAX IDENTIFICATION NUMBER OF HOLDER

-------------------------------------------------------------


                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ____________________________________________________________, _______ Warrant(s)
represented by the within Warrant Certificate and hereby irrevocably constitutes and appoints _______________________________________________________________________ Attorney
to transfer said Warrant(s) on the books of the Company, with full power of substitution in the premises.

SIGNATURE(S) GUARANTEED:                        DATED:
                                                      --------------------------

By:
   -------------------------------------------  --------------------------------
   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN  Signature of Holder
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS SAVINGS AND LOAN ASSOCIATIONS AND  Note: The above signature must
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED    correspond with the name as
SIGNATURE GUARANTEE MEDALLION PROGRAM),         written on the face of this
PURSUANT TO SEC RULE 17AD-15                    Warrant Certificate in every
                                                particular, without alteration
                                                or enlargement or any change
                                                whatever.